UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2013

WILD CRAZE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53161	37-1458557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Pine Island Rd., Suite F Myrtle Beach, SC 29577 (Address of principal executive offices)

(855) 639-9453

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Investment Agreement

EFfective August 2, 2013, Wild Craze, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with KVM Capital Partners (“KVM”), whereby the parties also agreed to enter into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Investment Agreement, for a period of thirty-six (36) months commencing on the trading day immediately following date of effectiveness of the Registration Statement (as defined below), KVM shall commit to purchase up to $2,800,000 of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to Puts (as defined below), covering the Registrable Securities (as defined below). The purchase price of the Shares under the Investment Agreement is equal to a twenty-two and one half (22.5%) percent discount to the average of the three lowest closing bids as calculated using the average of the three lowest closing bids during the last seven trading days after the Company delivers to KVM a Put notice in writing requiring KVM to purchase shares of the Company, subject to the terms of the Investment Agreement.

The “Registrable Securities” include (i) the Shares and (ii) any shares of capital stock issued or issuable with respect to the Shares, if any, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been (x) included in the Registration Statement that has been declared effective by the SEC, or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act.

As further consideration for KVM entering into and structuring the Investment Agreement, the Company shall pay to KVM a facility fee by issuing to KVM 100,000 shares of the Company’s common stock.

Registration Rights Agreement

Effective August 2, 2013, the Company entered into the Registration Rights Agreement with KVM. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC’) to cover the Registrable Securities within twenty-one (21) days of closing. The Company must use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC. In the event that the Registration Statement is not declared effective by the SEC within 180 days of the date of the Registration Rights Agreement, the Company shall issue to the Investor $25,000 of restricted shares of the Company’s Common Stock as calculated using the average of the three lowest closing bids during the last seven trading days of the period ending 180 days after the date of the Registration Rights Agreement.

The foregoing descriptions of the Investment Agreement and Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety, by the full text of the documents themselves, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Item 1.01 above is hereby incorporated by reference.

In addition, the Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities under the Investment Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated there under. The transaction does not involve a public offering, KVM is an “accredited investor” and/or qualified institutional buyer and KVM has access to information about us and its investment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Investment Agreement by and between the Company and KVM, dated as of July 31, 2013

10.2*	Registration Rights Agreement by and between the Company and KVM, dated as of July 31, 2013

*filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILD CRAZE, INC.

Date: August 7, 2013	By:	/s/ Justin Jarman
	Name:	Justin Jarman
	Title:	Chief Executive Officer